Exhibit 10.2

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT dated as of July 23, 2012 (this “Agreement”), is made and entered into by and among the Estate of William Polk Carey (the “Estate”) and W. P. Carey & Co., Inc., a wholly-owned corporation of the Estate (“HoldCo,” and collectively with the Estate, the “Sellers”), W. P. Carey & Co. LLC, a Delaware limited liability company (“W. P. Carey”), and, upon the completion of the W. P. Carey Conversion (as hereinafter defined), W. P. Carey Inc., a Maryland corporation and a wholly-owned subsidiary of W. P. Carey (“NewCo REIT,” together with W. P. Carey, the “Purchaser,” and collectively with Sellers, the “Parties”).

RECITALS

WHEREAS, W. P. Carey and NewCo REIT have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Conversion Agreement”), providing for, among other things, the merger of W. P. Carey with and into NewCo REIT (the “W. P. Carey Conversion”), with NewCo REIT succeeding to and continuing to operate the existing business of W. P. Carey;

WHEREAS, W. P. Carey, NewCo REIT, Corporate Property Associates 15 Incorporated, a Maryland corporation (“CPA15”), CPA 15 Holdco, Inc., a Maryland corporation and wholly-owned subsidiary of CPA15 (“CPA 15 Holdco”), CPA 15 Merger Sub Inc., an indirect subsidiary of NewCo REIT (“Merger Sub”), and, for the limited purposes set forth therein, Carey Asset Management Corp. and W. P. Carey & Co. B.V., each a subsidiary of W. P. Carey, have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), providing for, among other things, the merger (the “Merger,” and together with the W. P. Carey Conversion, the “Transactions”) of CPA 15 Holdco with and into Merger Sub, with Merger Sub surviving the merger as an indirect subsidiary of NewCo REIT and CPA15 being a direct subsidiary of Merger Sub;

WHEREAS, the consummation of the Transactions is subject to certain conditions, including approval by the shareholders of W. P. Carey of the Transactions;

WHEREAS, Sellers collectively own an aggregate amount of 11,666,169 (the “Sellers Shares”) listed shares, no par value, of W. P. Carey (“W. P. Carey Listed Shares”);

WHEREAS, the Estate is the beneficial owner and owner of record of 4,551,434 of the Sellers Shares (the “Estate Shares”) and HoldCo is the beneficial owner and owner of record of 7,114,735 of the Sellers Shares (the “HoldCo Shares”); and

WHEREAS, Sellers desire to sell, and in exchange for, among other things, Sellers agreeing to vote all of the Sellers Shares in favor of the Transactions, Purchaser has agreed to purchase up to an aggregate amount of Eighty-Five Million Dollars ($85,000,000) of Sellers Shares upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the covenants and conditions set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

SALE AND PURCHASE OF SHARES

1.1 First Sale Option. Subject to the terms and conditions of this Agreement, including without limitation Section 4.2, prior to the date of the first dissemination of the joint proxy statement/prospectus (the “Joint Proxy”) in connection with the proposed Transactions (the “First Sale Option Expiration Date”), Sellers shall have collectively a one-time option to sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from Sellers, at the Purchase Price, up to an aggregate amount of Twenty-Five Million Dollars ($25,000,000) of W. P. Carey Listed Shares (the “First Sale Option”) free and clear of all Encumbrances. The Parties agree that the First Sale Option (or any portion thereof) will not be exercisable at any time on or following the First Sale Option Expiration Date. “Encumbrances” means any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever, other than the Voting Agreement (the “Voting Agreement”) and the Registration Rights Agreement (the “Registration Rights Agreement,” and together with this Agreement and the Voting Agreement, the “Transaction Agreements”) entered into by the Parties on the date hereof.

1.2 Second Sale Option. Subject to the terms and conditions of this Agreement, at any time following the consummation of the Merger, but on or before the later of (a) December 31, 2012, and (b) thirty (30) calendar days after the consummation of the Merger (the “Second Sale Option Expiration Date”), Sellers shall have collectively a one-time option to sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from Sellers, at the Purchase Price, up to an aggregate amount of Twenty Million Dollars ($20,000,000) of shares of common stock, par value $0.001 per share of NewCo REIT, which shares shall be specifically identified and labeled as “REIT II Holdings Merger Shares” (“NewCo (REIT II Holdings) Common Stock” and together with W. P. Carey Listed Shares, “Company Common Stock”) (the “Second Sale Option”) free and clear of all Encumbrances. The Parties agree that the Second Sale Option (or any portion thereof) will not be exercisable at any time on or following the Second Sale Option Expiration Date.

1.3 Third Sale Option. Subject to the terms and conditions of this Agreement, at any time on or following January 1, 2013, but on or before the later of (a) March 31, 2013, and (b) the date that is six (6) months following the date of the consummation of the Merger (the “Third Sale Option Expiration Date”), Sellers shall have collectively a one-time option to sell assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from Sellers, at the Purchase Price, up to an aggregate amount of Forty Million Dollars ($40,000,000) of NewCo (REIT II Holdings) Common Stock (the “Third Sale Option,” and with the First Sale Option and the Second Sale Option, each a “Sale Option”) free and clear of all Encumbrances. The Parties agree that (i) there will be no Third Sale Option in the event that the Merger is not consummated, and (ii) the Third Sale Option (or any portion thereof) will not be exercisable at any time on or following the Third Sale Option Expiration Date.

1.4 Purchase Price. Subject to the terms and conditions of this Agreement, in consideration and as payment in full for the Company Common Stock, Purchaser shall pay a per share purchase price equal to 96% of the volume weighted average price as listed on Bloomberg (or any other authoritative source selected by the Parties) of one share of Company Common Stock for the ten (10) Business Days immediately prior to the date that any Seller notifies Purchaser of its intention to exercise the applicable Sale Option (the “Per Share Purchase Price”). “Business Day” shall mean a day that is not a Saturday, Sunday or legal holiday on which banks are authorized or required to be closed in New York, New York.

1.5 Exercise of a Sale Option. Any Seller shall exercise the applicable Sale Option by delivering to Purchaser a completed and executed exercise form in the form attached hereto as Exhibit A (an “Exercise Form”). Each Exercise Form shall indicate, among other things (i) the date on which Seller(s) proposes to effectuate a Repurchase (as hereinafter defined) which, with respect to the First Sale Option only, shall be no later than four (4) Business Days following the date of delivery by Seller of such Exercise Form, (ii) the Aggregate Purchase Price and (iii) the account to which the payment of the Aggregate Purchase Price by Purchaser to Seller(s) is to be delivered. “Aggregate Purchase Price” means the aggregate dollar amount of Company Common Stock that Seller(s) desires to sell to Purchaser with respect to the applicable Sale Option.

1.6 Repurchases. The consummation of the purchase and sale of Company Common Stock hereunder (each a “Repurchase”) shall take place at the offices of DLA Piper LLP (US) at 1251 Avenue of the Americas, New York, NY 10020, on the Business Day designated by Seller(s) in the Exercise Form, but no earlier than five (5) Business Days following Purchaser’s receipt of the applicable Exercise Form and, in no event, on a Business Day that is a regular quarterly distribution date of NewCo REIT, unless otherwise agreed to in writing by the Parties, or as otherwise contemplated by Section 4.2 with respect to the First Sale Option. At the time of each Repurchase, upon the terms and subject to the conditions set forth in this Agreement:

(a)	Seller(s) shall deliver, or cause to be delivered, the Company Common Stock to Purchaser’s DTC account via the DWAC system; and

(b)	Purchaser shall deliver to Seller(s), by wire transfer of immediately available funds to the account set forth in the Exercise Form, an amount equal to the Aggregate Purchase Price.

1.7 Shares. The specific shares of Company Common Stock to be sold pursuant to any Sale Option shall be at the sole discretion of Sellers, regardless of (i) whether or not such shares are restricted or unrestricted and/or registered or unregistered or (ii) whether the owner of record of such shares is the Estate or HoldCo; provided, however, the specific shares of NewCo REIT to be sold pursuant to the Second Sale Option and/or the Third Sale Option shall be only shares of common stock, par value $0.001 per share of NewCo REIT that are specifically identified and labeled as “REIT II Holdings Merger Shares”; and provided, further, in no event shall the Purchaser purchase any share of Company Common Stock that is subject to the Encumbrance set forth on Schedule 2.4.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLERS

Each of the Sellers represents and warrants to Purchaser, as of the date hereof and, if the Sellers exercise a Sale Option, as of the date of consummation of such Repurchase, as follows:

2.1 Legal Power; Qualification. Each of the Sellers has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

2.2 Authorization of Agreement. This Agreement has been duly executed and delivered by each of the Sellers and, assuming due and valid authorization, execution and delivery by Purchaser, this Agreement constitutes a legal, valid and binding obligation of each of the Sellers, enforceable against each of the Sellers in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally, and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

2.3 No Conflicts. Neither the execution and delivery of this Agreement nor the consummation by each of the Sellers of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, or require any consent, approval or notice under, any material contract, trust, commitment, agreement, obligation, understanding, arrangement or restriction of any kind to which such Seller is a party or by which such Seller is bound or to which the Estate Shares or the HoldCo Shares, as applicable, are subject. Consummation by each of the Sellers of the transactions contemplated hereby will not violate, or require any consent, approval or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to such Seller or the Estate Shares or the HoldCo Shares, as applicable.

2.4 Ownership of Shares. Other than as set forth on Schedule 2.4, (i) each of the Sellers has good and valid title to the Estate Shares or the HoldCo Shares, as applicable, beneficially, free and clear of any and all Encumbrances and has the sole right to transfer all or a portion of such shares to Purchaser and (ii) each of the Sellers represents that other than with respect to the Transaction Agreements, such Seller is not a party to, or bound by, any agreement, instrument or understanding restricting the transfer of any the Estate Shares or the HoldCo Shares, as applicable, or governing the voting of such shares.

2.5 Sophisticated Investor. Each of the Sellers represents and warrants to Purchaser that such Seller is a sophisticated investor with sufficient knowledge and experience in such transactions to properly evaluate the merits of the Sale Options, and that such Seller is able to bear the substantial risks associated therewith. In addition each of the Sellers will independently and without reliance upon investment advice from Purchaser, and based on such information as such Seller deems appropriate, make its own analysis and decision with respect to the sale of any of the Estate Shares or the HoldCo Shares, as applicable. Each of the Sellers further represents that such Seller is a sophisticated investor which, in matters related to the valuation and purchase or sale of securities, is able to make determinations with respect to securities based upon the advice and abilities of such Seller’s advisors.

2.6 Seller’s Own Account. Each of the Sellers acknowledges and agrees that such Seller is acting and will act solely for such Seller’s own account and not for any person in any transaction that such Seller may enter into with respect to the sale of any of the Estate Shares or the HoldCo Shares, as applicable. Each of the Sellers further acknowledges that Purchaser has not conducted and will not conduct any due diligence and does not and will not make representation or warranty whatsoever with respect to (a) the business, condition (financial or otherwise), properties, prospects, creditworthiness, solvency, status or affairs of Purchaser or any other person provided that each of the Sellers may rely upon information disclosed in the documents filed from time to time by Purchaser with the United States Securities and Exchange Commission (the “SEC”), or (b) with respect to the value, terms or enforceability of the sale of any of the Estate Shares or the HoldCo Shares.

2.7 Independent Decision. Each of the Sellers will make its own independent decisions to sell any of the Estate Shares or the HoldCo Shares, as applicable, and as to whether such sale is appropriate or proper for such Seller based upon such Seller’s own judgment and upon advice from such advisors as such Seller has deemed necessary. Each of the Sellers is not relying on any communication (written or oral) from Purchaser as investment advice or as a recommendation to sell any of the Estate Shares or the HoldCo Shares, as applicable; it being understood that information and explanation related to the terms and conditions of the sale of any of the Estate Shares or the HoldCo Shares, as applicable, shall not be considered investment advice or a recommendation to sell such shares. No communication (written or oral) received from Purchaser shall be deemed to be an assurance or guarantee as to the expected results of the sale of any of the Estate Shares or the HoldCo Shares, as applicable.

2.8 Accredited Investor. Each of the Sellers represents that it is an accredited investor (as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)) and is capable of assessing the merits of and understanding, and understand and accept the terms, conditions and risks of, the sale of the Estate Shares or the HoldCo Shares, as applicable. Each of the Sellers is also capable of assuming, and assumes, the risks of the sale of the Estate Shares or the HoldCo Shares, as applicable.

2.9 Fiduciary. Purchaser is not acting as a fiduciary or an advisor to any of the Sellers in respect of any Seller’s sale of any of the Estate Shares or the HoldCo Shares, as applicable.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Sellers, as of the date hereof and as of the date of the consummation of each Repurchase, as follows:

3.1 Legal Power; Organization; Qualification. Purchaser is (i) prior to the consummation of the W. P. Carey Conversion, a Delaware limited liability company, and (ii)

following the consummation of the W. P. Carey Conversion, a Maryland corporation, in each case duly and validly existing and in good standing under the laws of the state of its formation or incorporation, as applicable, and has all requisite limited liability company or corporate power and authority, as applicable, to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary limited liability company or corporate action, as applicable, to authorize the execution, delivery and performance of this Agreement.

3.2 Authorization of Agreement. This Agreement has been duly executed and delivered by Purchaser and, assuming due and valid authorization, execution and delivery by Sellers, this Agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally, and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

3.3 No Conflicts. Neither the execution and delivery of this Agreement nor the consummation by Purchaser of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, or require any consent, approval or notice under, any governing or constitutional document or any material contract, trust, commitment, agreement, obligation, understanding, arrangement or restriction of any kind to which Purchaser is a party or by which Purchaser is bound. Consummation by Purchaser of the transactions contemplated hereby will not violate, or require any consent, approval or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to Purchaser.

3.4 Financial Capability. Purchaser has sufficient financial resources available to pay the applicable Aggregate Purchase Price.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer of Company Common Stock. Following the consummation of the Merger, in the event that any Seller desires to transfer any shares of NewCo REIT Common Stock to a third party, such Seller shall provide Purchaser with at least five (5) Business Days notice of such transfer other than transfers pursuant to Rule 144 under the Securities Act or any successor provision of up to one percent (1%) of the outstanding shares of NewCo REIT Common Stock in any three (3) month period, and Purchaser shall have the right to consent to such transfer in the event that such transfer could reasonably cause Purchaser to lose its status as a real estate investment trust for federal income tax purposes. In connection with a proposed transfer by a Seller of Company Common Stock after the date hereof, if requested by such Seller, the Company shall provide reasonable cooperation to the proposed purchaser, including making management reasonably available for meetings with, the potential purchaser.

4.2 Dissemination of Joint Proxy. Purchaser shall provide Sellers with at least six (6) Business Days notice prior to the first dissemination of the Joint Proxy. In the event any

Seller exercises the First Sale Option by delivering to Purchaser a completed and executed Exercise Form prior to the First Sale Option Expiration Date, Purchaser shall not disseminate the Joint Proxy until the earlier of the closing date of the Repurchase set forth in such Exercise Form or five (5) Business Days following Sellers’ receipt of notice of Purchaser’s proposed dissemination of the Joint Proxy.

4.3 “As Is” Sale. The Parties acknowledge and agree that, subject to the representations and warranties contained herein, the shares of Company Common Stock being sold hereunder are being sold “as is.”

ARTICLE V

MISCELLANEOUS

5.1 Entire Agreement. This Agreement, together with the Voting Agreement and the Registration Rights Agreement, constitutes the entire agreement among the Parties with respect to the subject matter hereof, and supersedes any and all prior agreements or understandings among the Parties arising out of or relating to the subject matter hereof. This Agreement may only be amended by written agreement executed by the Parties.

5.2 Governing Law. This Agreement and all disputes hereunder shall be governed by the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

5.3 Expenses. Each of the Parties shall pay its own costs incident to the negotiation, preparation, performance, and execution of this Agreement, and all fees and expenses of its counsel, accountants, and other consultants, advisors and representatives for all activities of such persons undertaken in connection with the negotiation, preparation, performance and execution of this Agreement.

5.4 Counterparts. This Agreement may be executed in multiple counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other party. Copies of executed counterparts transmitted by telecopy, e-mail or other electronic transmission service shall be considered original executed counterparts, provided receipt of such counterparts is confirmed.

5.5 No Assignments. None of the Parties may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other party hereto; provided, however, W. P. Carey shall be able to assign its rights and delegate its obligations to NewCo REIT without the prior consent of Sellers in connection with the consummation of the W. P. Carey Conversion.

5.6 Consent to Jurisdiction of Service of Process; Venue. Each party hereto hereby irrevocably and unconditionally (i) consents to the submission to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the County of New York in the State of New York (or any appeals court thereof), for any action, claim, complaint, investigation, petition, suit or other proceeding, whether civil or criminal, in law or equity, or by or before any governmental authority (“Actions”) arising out of or relating to the transactions contemplated hereby, this Agreement or the breach, termination or validity thereof, (ii) agrees not to commence any Action relating to the transactions contemplated hereby or this Agreement except in such courts and in accordance with the provisions of this Agreement, (iii) agrees that service of any process, summons, notice, or document by U.S. registered mail or as otherwise provided in this Agreement shall be effective service of process for any Action brought in any such court, (iv) waives any objection to the laying of venue of any Action arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York and of the United States of America located in the County of New York in the State of New York (or any appeals courts thereof) and (v) agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum.

5.7 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.7.

5.8 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when mailed, delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the Parties at the following addresses (or at such other address for a party as shall be specified by such party by like notice):

If to Purchaser, to:

W. P. Carey & Co. LLC

50 Rockefeller Plaza

New York, New York 10020

Attn: Chief Executive Officer and Chief Financial Officer

Fax: (212) 492-8922

with a copy to:

W. P. Carey & Co. LLC

50 Rockefeller Plaza

New York, New York 10020

Attn: Paul Marcotrigiano, Esq.

Fax: (212) 492-8922

with a further copy to:

DLA Piper LLP (US)

1251 Avenue of the Americas

New York, New York 10020

Attn: Christopher P. Giordano, Esq.

Fax: (212) 884-8522

If to Sellers, to the address or facsimile number set forth for each Seller on the signature page hereof.

with a copy to:

Milbank, Tweed, Hadley & McCloy LLP

1 Chase Manhattan Plaza

New York, New York 10005

Fax: (212) 530-5219

Attention:	James S. Sligar, Esq. Charles J. Conroy, Esq.

5.9 Confidentiality; Press Releases and Public Announcements. The Parties acknowledge and agree that, without the prior written consent of the other party, such party will not, and it will cause its officers, directors, employees, agents and representatives not to, disclose to any third party this Agreement or any of the terms, conditions or other facts with respect hereof (including the status hereof). The Parties further agree that any press release or public announcement relating to the transactions contemplated hereunder must be approved in advance by the other party; provided, however, the Parties may make any and all appropriate disclosures in filings with the SEC, as may be required by their public reporting obligations or otherwise pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”). Furthermore, the Parties acknowledge that, pursuant to the Exchange Act, the Parties may be required to file this Agreement with the SEC.

5.10 Further Assurances. Each of the Sellers and Purchaser agree, prior to and after the consummation of any Repurchase, to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

W. P. CAREY & CO. LLC

By:	/s/ Mark J. DeCesaris
Name: Mark J. DeCesaris Title: Chief Financial Officer

W. P. CAREY INC.

By:	/s/ Trevor P. Bond
Name: Trevor P. Bond Title: Chief Executive Officer

[Signature Page – Purchase Agreement]

THE ESTATE OF WILLIAM POLK CAREY

By:	/s/ Francis J. Carey
	Name:	Francis J. Carey, as Co-Executor of the Estate of William Polk Carey

By:	/s/ Jan Kärst
	Name:	Jan Kärst, as Co-Executor of the Estate of William Polk Carey

Number of Shares of Company Common Stock:[1] 4,551,435

Number of Options Beneficially Owned as of the Date of this Agreement: 20,084

Number of Other Rights Beneficially Owned as of the Date of this Agreement: 36,800 PSU Grants

Street Address: c/o Jan Kärst 40 Sawmill Lane

City/State/Zip Code: Greenwich, CT 06830

Fax:

W. P. CAREY & CO., INC.

By:	/s/ Francis J. Carey
	Name:	Francis J. Carey, as a Director of W. P. Carey & Co., Inc.

By:	/s/ Jan Kärst
	Name:	Jan Kärst, as a Director of W. P. Carey & Co., Inc.

Number of Shares of Company Common Stock:[2] 7,114,735

Number of Options Beneficially Owned as of the Date of this Agreement: None.

Number of Other Rights Beneficially Owned as of the Date of this Agreement: None.

Street Address: 50 Rockefeller Plaza

City/State/Zip Code: New York, New York 10020

Fax: (212) 492-8922

[1]

This amount represents the shares of W. P. Carey Listed Shares Beneficially Owned by such Seller as of the date of this Agreement, each of which shall be converted into one share of NewCo Common Stock upon the effective time of the W. P. Carey Conversion.

[2]

This amount represents the shares of W. P. Carey Listed Shares Beneficially Owned by such Seller as of the date of this Agreement, each of which shall be converted into one share of NewCo Common Stock upon the effective time of the W. P. Carey Conversion.

[Signature Page – Purchase Agreement]

Exhibit A

Exercise Form

[Date]

[W. P. Carey & Co. LLC / W. P. Carey Inc.]

50 Rockefeller Plaza

New York, New York 10020

Attn: Chief Executive Officer and Chief Financial Officer

Re: Exercise of Sale Option

Reference is made to that certain Share Purchase Agreement dated as of [                ], 2012 (the “Agreement”), by and among the Estate of William Polk Carey (the “Estate”) and W. P. Carey & Co., Inc., a wholly-owned corporation of the Estate (“HoldCo,” and collectively with the Estate, the “Sellers”), W. P. Carey & Co. LLC (“W. P. Carey”), and W. P. Carey Inc. (“NewCo REIT,” together with W. P. Carey, the “Purchaser”). Subject to the terms and conditions of the Agreement, Sellers hereby elect irrevocably to exercise the one-time [First / Second / Third] Sale Option by selling $[        ] Million Dollars ($[        ]) shares of Company Common Stock to Purchaser. Sellers propose to effectuate the Repurchase on [                ].

Sellers hereby direct the payment of the Aggregate Purchase Price by Purchaser to the following account:

[Account Information]

The undersigned certifies that, on and as of the date first written above, the representations and warranties of Sellers made in the Agreement are true and correct. Capitalized terms used but not defined herein shall have the meaning assigned to them in the Agreement.

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Sincerely,

The Estate of William Polk Carey

By:
	Name:	Francis J. Carey, as Co-Executor of the Estate of William Polk Carey

By:
	Name:	Jan Kärst, as Co-Executor of the Estate of William Polk Carey

W. P. Carey & Co., Inc.

By:
	Name:	Francis J. Carey, as a Director of W. P. Carey & Co., Inc.

By:
	Name:	Jan Kärst, as a Director of W. P. Carey & Co., Inc.

Schedule 2.4

Encumbrances

The Estate of William Polk Carey has pledged approximately 749,670 W. P. Carey Listed Shares to Morgan Stanley in connection with a $10 million line of credit.